As filed with the Securities and Exchange Commission on November 27, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Arc Logistics Partners LP

(Exact name of registrant as specified in its charter)

Delaware	36-4767846
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

725 Fifth Avenue, 19th Floor

New York, NY 10022

(212) 993-1290

(Address, including zip code, and telephone number,

including area code, of Registrant’s principal executive offices)

Arc Logistics Long-Term Incentive Plan

(Full title of the plan)

Vincent Cubbage

725 Fifth Avenue, 19th Floor

New York, NY 10022

(212) 993-1290

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Michael Swidler

Brenda Lenahan

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, NY 10103

(212) 237-0000

        Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if smaller reporting company)	Smaller Reporting Company	☐

CALCULATION OF REGISTRATION FEE

Name of Plan	Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per unit (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Arc Logistics Long-Term Incentive Plan	Common units representing limited partner interests	2,000,000 units	$18.90	$37,800,000	$4,868.64

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional common units representing limited partner interests (“Common Units”) as may become issuable pursuant to the adjustment provisions of the Arc Logistics Long-Term Incentive Plan.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act. The proposed maximum offering price per unit, proposed maximum aggregate offering price, and amount of registration fee are based on the average of the high and low price per Common Unit of Arc Logistics Partners LP, as reported on the New York Stock Exchange on November 22, 2013.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Arc Logistics Partners LP (the “Registrant”) will send or give to all participants in the Arc Logistics Long-Term Incentive Plan (the “Plan”) document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. In accordance with Rule 428, the Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Form S-8 Registration Statement (the “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. The Registrant shall maintain a file of such documents in accordance with the provisions of Rule 428(a)(2) of the Securities Act. Upon request, the Registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3   Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents:

(a)	The Registrant’s prospectus filed pursuant to Rule 424(b) under the Securities Act (File No. 333-191534) on November 7, 2013 relating to the Registrant’s Registration Statement on Form S-1, originally filed with the Commission on October 2, 2013;

(b)	All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registration document referred to in (a) above; and

(c)	The description of the Registrant’s Common Units included in the Registrant’s Form 8-A (File No. 001-36168), filed with the Commission on November 1, 2013, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not applicable.

Item 5.   Interests of Named Experts and Counsel.

Not applicable.

Item 6.   Indemnification of Directors and Officers.

Section 17-108 of the Delaware Revised Uniform Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other persons from and against all claims and demands whatsoever. Pursuant to its partnership agreement, the Registrant will generally indemnify officers, directors, and affiliates of the general partner to the fullest extent permitted by the law against all losses, claims, damages or similar events.

Any indemnification under these provisions will only be out of the Registrant’s assets. Unless it otherwise agrees, the Registrant’s general partner will not be personally liable for, or have any obligation to contribute or lend funds or assets to the Registrant to enable the Registrant to effectuate, indemnification.

The Registrant has insurance covering the officers and directors of its general partner against liabilities asserted and expenses incurred in connection with their activities as officers and directors of the general partner or any of its direct or indirect subsidiaries.

The Plan provides that the committee that administers the plan and all members thereof are entitled to entitled to, in good faith, rely or act upon any report or other information furnished to them by any officer or employee of the Registrant, its general partner, any of its subsidiaries, the Registrant’s or its general partner’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of this Plan. Members of the committee and any officer or employee of the general partner, the Registrant, or any of its subsidiaries acting at the direction or on behalf of the committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Registrant with respect to any such action or determination.

Item 7.   Exemption from Registration Claimed.

Not applicable.

Item 8.   Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Arc Logistics Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement, as amended (File No. 333-191534)).

4.2	First Amended and Restated Limited Partnership Agreement of Arc Logistics Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-36168), filed on November 12, 2013).

4.3	Arc Logistics Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K (File No. 001-36168), filed on November 12, 2013)

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of PricewaterhouseCoopers LLP

23.4*	Consent of PricewaterhouseCoopers LLP

23.5*	Consent of PricewaterhouseCoopers LLP

23.6*	Consent of Ernst & Young LLP

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.

Item 9.   Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on November 26, 2013.

ARC LOGISTICS PARTNERS LP

By:	Arc Logistics GP LLC, its general partner

By:	[/s/ Vincent T. Cubbage]
Name:	Vincent T. Cubbage
Title:	Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent T. Cubbage, Bradley K. Oswald and Stephen J. Pilatzke, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully and to all intents and purposes as they might or could not in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on November 26, 2013.

Signature	Title

[/s/ Vincent T. Cubbage]	Chief Executive Officer and Director
Vincent T. Cubbage	(Principal Executive Officer)

[/s/ Bradley K. Oswald]	Vice President, Chief Financial Officer and Treasurer
Bradley K. Oswald	(Principal Financial Officer)

[/s/ Stephen J. Pilatzke]	Vice President and Chief Accounting Officer
Stephen J. Pilatzke	(Principal Accounting Officer)

[/s/ Eric J. Scheyer]	Director
Eric J. Scheyer

[/s/ Daniel R. Castagnola]	Director
Daniel R. Castagnola

[/s/ Edward P. Russell]	Director
Edward P. Russell

[/s/ Sidney L. Tassin]	Director
Sidney L. Tassin

EXHIBIT INDEX

Exhibit Number	Description

4.1	Certificate of Limited Partnership of Arc Logistics Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form S-1 Registration Statement, as amended (File No. 333-191534)).

4.2	First Amended and Restated Limited Partnership Agreement of Arc Logistics Partners LP (incorporated by reference to Exhibit 3.1 to the Registrant’s Form 8-K (File No. 001-36168), filed on November 12, 2013).

4.3	Arc Logistics Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Registrant’s Form 8-K (File No. 001-36168), filed on November 12, 2013)

5.1*	Opinion of Vinson & Elkins LLP as to the legality of the securities being registered.

23.1*	Consent of Vinson & Elkins LLP (included in Exhibit 5.1 to this Registration Statement).

23.2*	Consent of PricewaterhouseCoopers LLP

23.3*	Consent of PricewaterhouseCoopers LLP

23.4*	Consent of PricewaterhouseCoopers LLP

23.5*	Consent of PricewaterhouseCoopers LLP

23.6*	Consent of Ernst & Young LLP

24.1*	Powers of Attorney (included on the signature page of this Registration Statement).

*	Filed herewith.